AMENDED AND RESTATED
                      SERIES F CONVERTIBLE PREFERRED STOCK
                               PURCHASE AGREEMENT

                                      Among

                               Fonix Corporation,

                             SOVEREIGN PARTNERS, LP,

                           DOMINION CAPITAL FUND, LTD,

                         DOMINION INVESTMENT FUND, LLC,

                            CANADIAN ADVANTAGE, L.P.,

                                    QUEEN LLC

                                       and

                          ENDEAVOUR CAPITAL FUND, S.A.

                                  MAY 22, 2000

                         ------------------------------

         THIS AMENDED AND RESTATED SERIES F CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT, dated as of May 22, 2000 (this "Agreement"), between Fonix Corporation, a Delaware corporation (the "Company"), Dominion Capital Fund, Ltd., a [__________] corporation ("Dominion"), Sovereign Partners, LP, a [____________] corporation ("Sovereign"), Canadian Advantage, LP, a [_____________] corporation ("Canadian Advantage"), Dominion Investment Fund, LLC, a [____________] limited liability company ("Dominion Investment"), Queen LLC, a [____________] limited liability company ("Queen"), and Endeavour Capital Fund, S.A., a [_____________] corporation ("Endeavour") (Dominion, Sovereign, Canadian Advantage, Dominion Investment, Queen, and Endeavour are each referred to as a "Purchaser" and collectively as the "Purchasers").

                                                     Recitals

     A. Dominion, Sovereign, Canadian Advantage, Dominion Investment, and Queen entered into a Series F Convertible Preferred Stock Purchase Agreement, dated as of February 1, 2000 (the "Original Agreement").

     B. The Original Agreement omitted Endeavour as a shareholder to receive shares of the Company's Series F 6% Convertible Preferred Stock, $.0001 par value per share ("Series F Preferred").

     C. Appendix A to the Original Agreement also incorrectly set forth the share amounts to be received by Dominion, Sovereign, Canadian Advantage, Dominion Investment, and Queen, and omitted the shares to be issued to Endeavour.

     D. The Purchasers desire now to enter into this Amended and Restated Series F Convertible Preferred Stock Purchase Agreement according to the terms and conditions set forth below.

                                    Agreement

                  IN CONSIDERATION of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I.
                               CERTAIN DEFINITIONS

     Section 1. Certain Definitions. As used in this Agreement, unless the context requires a different meaning, the following terms have the meanings indicated in this Section 1.1:

                  "Affiliate" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     "Agreement" shall have the meaning set forth in the recitals hereto.

     "Business Day" means any day except Saturday, Sunday and any day which shall be a Federal legal holiday or a day on which banking institutions in the State of Delaware are authorized or required by law or other government actions to close.

     "Certificate of Designation" shall have the meaning set forth in Section 2.1(a).

     "Closing" shall have the meaning set forth in Section 2.1(b).

     "Closing Date" shall have the meaning set forth in Section 2.1(b).

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" means the Company's Class A common stock, par value $.0001 per share.

     "Company" shall have the meaning set forth in the recitals hereto.

     "Conversion Price" shall have the meaning set forth in the Certificate of Designation.

     "Conversion Ratio" shall have the meaning set forth in the Certificate of Designation.

     "Disclosure Materials" means, collectively, the SEC Documents and the Schedules to this Agreement and all other information furnished by or on behalf of the Company relating to or concerning the Company and provided to the Purchasers or their agents and counsel in connection with the transactions contemplated by this Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Initial Reserve" shall have the meaning set forth in Section 3.1(d).

     "Intellectual Property Rights" shall have the meaning set forth in Section 3.1(q).

     "Legal Opinion" means the legal opinion letter of Durham Jones & Pinegar, P.C., outside counsel to the Company, addressed to the Purchasers, dated the Closing Date and in form and substance acceptable to the Purchasers.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, right of first refusal, charge, security interest or encumbrance of any kind in or on such asset or the revenues or income thereon or therefrom.

     "Material  Adverse  Effect"  shall  have the  meaning  set forth in Section
3.1(b).

     "Original Issue Date" shall mean the first issuance of any Shares, regardless of the number of transfers of any particular Share and regardless of the number of certificates which may be issued to evidence any particular Share.

     "Per Share Market Value" shall have the meaning set forth in the Certificate of Designation.

     "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

     "Preferred Stock" shall have the meaning set forth in the recitals hereto.

     "Purchaser(s)" shall have the meaning set forth in the recitals hereto.

     "Required Approvals" shall have the meaning set forth in Section 3.1(f).

     "Registrable Securities" means the shares of Common Stock issuable (a) upon conversion in full of the Preferred Shares, and (b) as payment in full of dividends on the Preferred Shares; provided, however that in order to account for the fact that the number of shares of Common Stock that are issuable upon conversion of Preferred Shares is determined in part upon the market price of the Common Stock at the time of conversion or exercise, Registrable Securities contemplated by clause of this definition shall be deemed to include not less than, and the initial Registration Statement to be filed hereunder shall cover no less than, 200% of the number of shares of Common Stock issuable upon conversion in full of the Preferred Shares assuming such conversion were to have occurred on the Original Issue Date. The Company shall be required to file additional Registration Statements to the extent the actual number of shares of Common Stock into which the Preferred Shares are convertible (together with dividends thereon) exceeds the number of shares of Common Stock initially registered in accordance with the immediately prior sentence (the Company shall have 20 days to file such additional Registration Statement after notice of the requirement thereof, which the Holders may give at such time when the number of shares of Common Stock as are issuable as payment of dividends in respect of the Preferred Stock and upon conversion of the Preferred Stock exceeds 75% of the number of shares of Common Stock then covered by an effective Registration Statement.

     "SEC Documents" shall have the meaning set forth in Section 3.1(c).

     "Securities" means, collectively, the Shares and the Underlying Shares

     "Securities Act" means the Securities Act of 1933, as amended.

     "Shares" means the shares of Preferred Stock to be purchased or issued pursuant to this Agreement.

     "Stated Value" means $20.00.

     "Subsequent Financing" shall have the meaning set forth in Section 4.9.

     "Subsequent Financing Notice" shall have the meaning set forth in Section 4.9.

     "Subsidiaries" shall have the meaning set forth in Section 3.1(a).

     "Trading Day" shall have the meaning set forth in the Certificate of Designation.

     "Transaction  Documents"  means  collectively,   this  Agreement,  and  the
Certificate of Designation.

     "Underlying Shares" means the shares of Common Stock issuable upon conversion of the Shares and as payment of dividends thereon in accordance with the terms of the Certificate of Designation.

     "Underlying Securities Registration Statement" means a registration statement under the Securities Act prepared by the Company and filed with the Commission, covering the resale of the Underlying Shares and naming the holder or holders of such Underlying Shares as "selling stockholders" thereunder.

                                   ARTICLE II.
                               PURCHASE OF SHARES

         Section 2.1       Purchase and Exchange of Shares; Closing.

                  (a) Subject to the terms and conditions set forth below, the Company shall sell to the Purchasers, and the Purchasers shall purchase an aggregate of three hundred sixteen thousand, thirty six (316,036) Shares for the aggregate purchase price of two million seven hundred fifty thousand ($2,750,000) (the "Purchase Price") in the amounts set forth in Appendix A hereto. The Shares issued pursuant to this Agreement shall have the respective rights, preferences and privileges set forth in Exhibit A (the "Certificate of Designation").

                  (b) The closing of the purchase and sale of the Shares (the "Closing") shall take place at the offices of Durham Jones & Pinegar, P.C., 50 South Main Street, Suite 800, Salt Lake City, Utah 84144. The date of the Closing is hereinafter referred to as the "Closing Date."

                  (c) At the Closing the parties  shall  deliver the  following:
(i) the Company shall deliver or cause to be delivered (A) stock certificates representing three hundred sixteen thousand, thirty six (316,036) Shares, registered according to instructions to be provided by the Purchasers at or before the Closing, and (B) a Legal Opinion addressed to the Purchasers; (ii) the Purchasers shall deliver or cause to be delivered (x) two million seven hundred fifty thousand dollars ($2,750,000) in United States dollars in presently available funds according to wire instructions to be provided by the Company at or before Closing, minus any funds advanced prior to the Closing; and (iii) each party hereto shall deliver or cause to be delivered all other executed instruments, agreements and certificates as are required to be delivered by or on their behalf at the Closing.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

         Section 3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers as follows:

                  (a) Organization and Qualification. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth in Schedule 3.1(a) (collectively, the "Subsidiaries"). Each of the Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of the Shares or any Transaction Document, (y) have a material adverse effect on the results of operations, assets, prospects, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole or (z) adversely impair the Company's ability to perform fully on a timely basis its obligations under any Transaction Document (a "Material Adverse Effect").

                  (b) Authorization;  Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and to otherwise carry out its obligations thereunder. The execution and delivery of each Transaction Document by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company. Each Transaction Document has been duly executed by the Company and, when delivered in accordance with the terms hereof, each Transaction Document shall constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. Neither the Company nor any Subsidiary is in violation of any provision of its respective certificate or articles of incorporation, bylaws or other charter documents.

                  (c) Capitalization. The authorized, issued and outstanding capital stock of the Company is set forth in Schedule 3.1(c). No shares of Common Stock are entitled to preemptive or similar rights. Except as specifically disclosed in Schedule 3.1(c), there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Shares, securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or securities or rights convertible or exchangeable into shares of Common Stock. To the knowledge of the Company, except as specifically disclosed in the SEC Documents or Schedule 3.1(c), no Person or group of Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) or has the right to acquire by agreement with or by obligation binding upon the Company beneficial ownership of in excess of 5% of the Common Stock.

                  (d) Issuance of Securities. The Shares are duly authorized and, when issued in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable, free and clear of all Liens. Subject to Section 4.7, the Company has and at all times while any Shares are outstanding shall use its best efforts to maintain an adequate reserve of duly authorized shares of Common Stock to enable it to perform its conversion, exercise and other obligations under this Agreement and the Certificate of Designation which reserve, subject to Section 4.7, shall be no less than the sum of (i) 200% of
(A) the number of shares of Common Stock as would be issuable upon conversion in full of the Shares, were such conversion effected on the Original Issue Date, and (B) the number of shares of Common Stock as are issuable as payment of dividends on the Shares (assuming such dividends are to be paid in Common Stock) (such sum, the "Initial Reserve"). If at any time the sum of the number of shares of Common Stock issuable (a) upon conversion in full of the then outstanding Shares and (b) as the payment of dividends on the Shares (assuming all such dividends are to be paid in Common Stock) exceeds 85% of the Initial Reserve, then the Company shall use its best efforts to duly reserve 200% of the number of shares of Common Stock equal to such excess to fulfill such obligations. This obligation shall similarly apply to successive excesses. When issued in accordance with the Certificate of Designation, the Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of all Liens.

                  (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its certificate of incorporation, bylaws or other charter documents (each as amended through the date hereof), (ii) subject to obtaining the consents referred to in Section 3.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument (evidencing a Company debt or otherwise) to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and
(iii), as could not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually and in the aggregate, could not have or result in a Material Adverse Effect.

                  (f) Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local, foreign or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing of the Certificate of Designation with the Secretary of State of Delaware, (ii) the filing of one or more Underlying Securities Registration Statements with the Commission and the making of applicable blue-sky filings under state securities laws with respect to the Securities and the transactions contemplated hereby, (iii) the application for the listing of the Underlying Shares on the Nasdaq SmallCap Market (and on each other national securities exchange, market or trading facility on which the Common Stock is then listed), and (iv) other than, in all other cases, where the failure to obtain such consent, waiver, authorization or order, or to give or make such notice or filing, could not, individually or in the aggregate, have or result in a Material Adverse Effect (the "Required Approvals").

                  (g) Litigation; Proceedings. Except as specifically disclosed in the Disclosure Materials, there is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any Transaction Document or the Securities or (ii) could, individually or in the aggregate, have or result in a Material Adverse Effect.

                  (h) No Default or Violation. Neither the Company nor any Subsidiary (i) is in default under or in violation of (or has received notice of a claim that it is in default under or that it is in violation of) any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, except as could not, individually or in the aggregate, have or result in a Material Adverse Effect or, except in the case of clause (i) above, as has not been waived pursuant to an effective waiver.

                  (i)   Private   Offering.   Assuming   the   accuracy  of  the
representations and warranties of the Purchasers contained in Sections 3.2(b)-3.2(f), the offering, issuance or sale of the Securities as contemplated hereunder are exempt from the registration requirements of the Securities Act.

                  (j) Certain Fees. Except for finders fees, which fees will be paid by the Company, no fees or commissions will be payable by the Company to any broker, financial advisor, finder, investment banker, placement agent, or bank with respect to the transactions contemplated hereby. The Purchasers shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated hereby. The Company shall indemnify and hold harmless Purchasers, their respective employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred.

                  (k) SEC Documents; Financial Statements; No Adverse Change. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Documents") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the
Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations, retained earnings and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments. Since the date of the financial statements included in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1999, as amended to the date hereof, (a) there has been no event, occurrence or development that has had or that could have or result in a Material Adverse Effect, (b) there has been no material change in the Company's accounting principles, practices or methods and (c) the Company has conducted its business only in the ordinary course of such business. The Company last filed audited financial statements with the Commission on April 15, 1999, and has not received any comments from the Commission in respect thereof.

                  (l) Seniority. Except for the Company's Series A Preferred Stock and the Series D Preferred Stock, no class of equity securities of the Company is senior to the Shares in right of payment, whether with respect to dividends or upon liquidation, dissolution or otherwise.

                  (m) Form S-2 Eligibility. The Company is, and at the Closing Date will be, eligible to register securities for resale with the Commission under Form S-2 promulgated under the Securities Act.

                  (n) Investment Company. The Company is not, and is not an "Affiliate person" of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (o) Listing and Maintenance Requirements Compliance. Other than as previously disclosed in writing to the Purchasers, the Company has not in the two years prior to the date hereof received written notice from any stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it is or has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange, market or trading facility. The Company has provided to the Purchasers true and complete copies of all such notices contemplated by this Section.

                  (p) Patents and Trademarks. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses, trade secrets and other intellectual property rights which are necessary for use in connection with its business or which the failure to so have would have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). To the best knowledge of the Company, none of the Intellectual Property Rights infringe on any rights of any other Person, and the Company either owns or has duly licensed or otherwise acquired all necessary rights with respect to the Intellectual Property Rights. The Company has not received any notice from any third party of any claim of infringement by the Company of any of the Intellectual Property Rights, and has no reason to believe there is any basis for any such claim. To the best knowledge of the Company, there is no existing infringement by another Person on any of the Intellectual Property Rights.

                  (q) Disclosure. All information relating to or concerning the Company set forth in the Transaction Documents or the Disclosure Materials (other than the SEC Documents) is true and correct in all material respects and does not fail to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. The Company confirms that it has not provided to the Purchasers or any of their representatives, agents or counsel any information that constitutes or might constitute material nonpublic information. The Company understands and confirms that the Purchasers shall be relying on the foregoing representation in effecting transactions in securities of the Company.

         Section 3.2 Representations and Warranties of the Purchasers. The Purchasers hereby jointly and not severally represent and warrant to the Company as follows:

                  (a) Organization; Authority. Such Purchaser is an entity organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and to carry out its obligations thereunder. The acquisition of the Securities to be acquired hereunder and the payment of the purchase price therefor by such Purchaser have been duly authorized by all necessary action on the part of such Purchaser. This Agreement has been duly executed by such Purchaser and, when delivered by such Purchaser in accordance with the terms hereof, shall constitute the valid and legally binding obligation of such

Purchaser, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

                  (b) Investment Intent. Such Purchaser is acquiring the Securities to be acquired hereunder for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof or interest therein, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration.

                  (c) Purchaser Status. At the time such Purchaser was offered the Securities to be acquired hereunder by such Purchaser, it was, at the date hereof, it is, and at the Closing Date, it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

                  (d) Experience of Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

                  (e) Ability of Purchaser to Bear Risk of Investment. Such Purchaser acknowledges that an investment in the Securities is speculative and involves a high degree of risk. Such Purchaser is able to bear the economic risk of an investment in the Securities to be acquired hereunder by such Purchaser, and, at the present time, is able to afford a complete loss of such investment.

                  (f) Access to Public Information. Such Purchaser acknowledges receipt of the Disclosure Materials and further acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities, and the merits and risks of investing in the Securities, (ii) access to public information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment and (iii) the opportunity to obtain such additional public information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Materials. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives, agents or counsel shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

                  (g) Reliance. Such Purchaser understands and acknowledges that
(i) the Securities to be acquired by it hereunder are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption, depends in part on, and the

Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

         The  Company   acknowledges   and  agrees  that  Purchasers   makes  no
representations or warranties with respect to transactions contemplated hereby other than those specifically set forth in this Section 3.2.

                                   ARTICLE IV.
                         OTHER AGREEMENTS OF THE PARTIES

         Section 4.1 Transfer Restrictions. (a) The Securities may only be disposed of pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements thereof. In connection with any transfer of any Securities other than pursuant to an effective registration statement or to the Company, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register (i) any transfer of Securities by the Purchasers to an Affiliate of the Purchasers, or any transfers among any such Affiliates, and (ii) any transfer by the Purchasers to any investment entity under common management with the Purchasers, provided in each case of clauses (i) and (ii) the transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Any such transferee shall have the rights of the Purchasers under this Agreement.

                  (b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1(b), of the following legend (or such substantially similar legend as is acceptable to the Purchasers and their counsel, the parties agreeing that any unacceptable legended Securities shall be replaced promptly by and at the Company's cost) on the Securities:

         NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

         [ONLY FOR UNDERLYING SHARES TO THE EXTENT THE RESALE THEREOF IS NOT COVERED BY AN EFFECTIVE REGISTRATION STATEMENT AT THE TIME OF
         CONVERSION, ISSUANCE OR EXERCISE] THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH

         THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

         Underlying Shares shall not contain the legend set forth above or any other restrictive legend if the conversion of Shares or other issuances of Underlying Shares, as the case may be, occurs at any time while an Underlying Securities Registration Statement is effective under the Securities Act or, in the event there is not an effective Underlying Securities Registration Statement at such time, if in the opinion of counsel to the Company such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company agrees that it will provide the Purchasers, upon request, with a certificate or certificates representing Underlying Shares, free from such legend at such time as such legend is no longer required hereunder. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in this Section 4.1(b).

         Section 4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of Underlying Shares upon conversion of the Shares and as payment of dividends thereon may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue Underlying Shares in accordance with the Certificate of Designation is unconditional and absolute regardless of the effect of any such dilution.

         Section 4.3 Furnishing of Information. As long as the Purchasers own Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. If at any time prior to the date on which the Purchasers may resell all of their Underlying Shares without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act (as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent for the benefit of and enforceable by the Purchasers) the Company is not required to file reports pursuant to such sections, it will prepare and furnish to the
Purchasers and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including the legal opinion referenced above in this Section. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

         Section 4.4 Use of Disclosure Materials. The Company consents to the use of the Disclosure Materials and any information provided by or on behalf of the Company pursuant to Section 4.3, and any amendments and supplements thereto, by the Purchasers in connection with resales of the Securities other than pursuant to an effective registration statement.

         Section 4.5 Blue Sky Laws. The Company shall qualify the Underlying Shares under the securities or Blue Sky laws of such jurisdictions as the Purchasers may reasonably request and shall continue such qualification at all times until the Purchasers notify the Company in writing that they no longer own Securities; provided, however, that neither the Company nor its Subsidiaries shall be required in connection therewith to qualify as a foreign corporation where they are not now so qualified or to take any action that would subject the Company to general service of process in any such jurisdiction where it is not then so subject.

         Section 4.6 Integration. The Company shall not and shall use its best efforts to ensure that no Affiliate shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the issue, offer or sale of the Securities to the Purchasers.

         Section 4.7 Increase in Authorized Shares. At such time as the Company would be, if a notice of conversion were to be delivered on such date, precluded from (a) converting in full all of the Shares or all of the then issued and outstanding shares of the Company's Series F Preferred Stock that remain unconverted at such date (and paying any accrued but unpaid dividends in respect thereof in shares of Common Stock) due to the unavailability of a sufficient number of shares of authorized but unissued or re-acquired Common Stock, the Board of Directors of the Company shall promptly (and in any case within 30
Business Days from such date) prepare and mail to the shareholders of the Company proxy materials requesting authorization to amend the Company's certificate of incorporation to increase the number of shares of Common Stock which the Company is authorized to issue to at least a number of shares equal to the sum of (i) all shares of Common Stock then outstanding, (ii) the number of shares of Common Stock issuable on account of all outstanding warrants, options and convertible securities (other than the Preferred Stock) and on account of all shares reserved under any stock option, stock purchase, warrant or similar plan, and (iii) 200% of the number of Underlying Shares as would then be issuable upon a conversion in full of the then outstanding Shares and shares of Series F Preferred Stock and as payment of all future dividends thereon in shares of Common Stock in accordance with the terms of this Agreement and the Certificate of Designation. In connection therewith, the Board of Directors shall (x) adopt proper resolutions authorizing such increase, (y) recommend to and otherwise use its best efforts to promptly and duly obtain shareholder approval to carry out such resolutions (and hold a special meeting of the shareholders no later than the 60th day after delivery of the proxy materials relating to such meeting) and (z) within 5 Business Days of obtaining such shareholder authorization, file an appropriate amendment to the Company's certificate of incorporation to evidence such increase. If the shareholders fail to approve such increase, the Company does not receive shareholder approval for such increase or the Company fails to file an appropriate amendment in the time provided therefor by the immediately preceding sentence, then the provisions of Section 5(a)(iii)(B) of the Certificate of Designation shall apply.

         Section 4.8       Right of First Refusal.

                  (a) The Company shall not, directly or indirectly, without the prior written consent of the Preferred Stock Investors, as that term is defined below, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition) any of its or its Affiliates' equity or equity-equivalent securities or any instrument that permits the holder thereof to acquire shares of Common Stock at any time over the life of the security or investment at a price that is less than the market price of the Common Stock at the time of issuance of such security or instrument (a "Subsequent Placement") for a period of one hundred eighty (180) days after the Original Issue Date, except (i) the granting of options or warrants to employees, officers and directors, and the issuance of shares upon exercise of options granted, under any stock option plan heretofore or hereinafter duly adopted by the Company, (ii) shares issued upon exercise of any currently outstanding warrants or options in each case disclosed in Schedule 3.1(c), (iii) shares of Common Stock issued upon conversion of the Shares or shares of the Series F Preferred Stock, as payment of dividends in respect thereof, in accordance with their respective terms, (iv) shares of Common Stock issued in connection with the capitalization or creation of a joint venture with a strategic partner (a Person whose business is primarily that of investing and selling of securities shall not be deemed a strategic partner), (v) shares of Common Stock issued to pay part or all of the purchase price for the acquisition by the Company of a Person (which, for purposes of this clause (v), shall not include an individual or group of individuals) and (vi) shares of Common Stock issued in a bona fide public offering by the Company of its (and not of any of its stockholders') securities, unless (A) the Company delivers to each Preferred Stock Investor a written notice (the "Subsequent Placement Notice") of its intention effect such Subsequent Placement, which Subsequent Placement Notice shall describe in reasonable detail the proposed terms of such Subsequent Placement, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Placement shall be affected (if known to the Company), and attached to which shall be a term sheet or similar document relating thereto and (B) no Preferred Stock Investor shall have notified the Company by 5:00 p.m. (Salt Lake City time) on the third (3rd) Trading Day after its receipt of the Subsequent Placement Notice of its willingness to provide (or to cause its sole designee to provide), subject to completion of mutually acceptable documentation, financing to the Company on substantially the terms set forth in the Subsequent Placement Notice. If no Preferred Stock Investor shall notify the Company of its intention to enter into such negotiations within such time period, the Company may effect the Subsequent Placement substantially upon the terms and to the Persons (or Affiliates of such Persons) set forth in the Subsequent Placement Notice (if such Persons are set forth in the Subsequent Placement Notice); provided, that the Company shall provide each Preferred Stock Investor with a second Subsequent Placement Notice, and the Preferred Stock Investors shall again have the right of first refusal set forth above in this
Section 4.8, if the Subsequent Placement subject to the initial Subsequent Placement Notice shall not have been consummated for any reason on the terms set forth in such Subsequent Placement Notice within thirty (30) Trading Days after the date of the initial Subsequent Placement Notice with the Person (or an Affiliate of such Person) (if any) identified in the Subsequent Placement Notice. If the Preferred Stock Investors shall indicate a willingness to provide financing in excess of the amount set forth in the Subsequent Placement Notice, then each Preferred Stock Investor shall be entitled to provide financing pursuant to such Subsequent Placement Notice up to an amount equal to such Purchaser's pro rata portion of the total number of the Series F Preferred Stock and the Shares purchased under this Agreement, but the Company shall not be required to accept financing from the Preferred Stock Investors in an amount in excess of the amount set forth in the Subsequent Placement Notice.

                  (b) Except for Underlying Shares, and other "Registrable Securities," the Company shall not, for a period of not less than 90 Trading Days after the date that the Underlying Securities Registration Statement is declared effective by the Commission, without the prior written consent of the Preferred Stock Investors, (i) issue or sell any of its or any of its Affiliates' equity or equity-equivalent securities pursuant to Regulation S promulgated under the Securities Act, or (ii) register for resale any securities of the Company. Any days that a Preferred Stock Investor is not permitted to sell Underlying Shares under the Underlying Securities Registration Statement shall be added to such 90 Trading Day period for the purposes of (i) and (ii) above.

                  (c) For purposes of this Section 4.8, "Preferred Stock Investor" shall mean the holder of any then issued and outstanding shares of Series F Preferred Stock or Shares, provided that to the extent of any conflict under this Section 4.8, the holders of the Series F Preferred Stock shall have priority.

         Section 4.9 Listing of Underlying Shares. The Company shall (a) not later than the time prescribed by the rules and regulations of the Nasdaq SmallCap Market, prepare and file with the Nasdaq SmallCap Market (as well as any other national securities exchange, market or trading facility on which the Common Stock is then listed) an additional shares listing application covering at least the sum of two times the number of Underlying Shares as would be issuable upon a conversion in full of (and as payment of dividends in respect of) the Shares, assuming such conversion occurred on the Original Issue Date or the Filing Date (whichever yields a lower Conversion Price), (b) take all steps necessary to cause the such shares to be approved for listing on the Nasdaq SmallCap Market (as well as on any other national securities exchange, market or trading facility on which the Common Stock is then listed) as soon as possible thereafter, and (c) provide to the Purchaser evidence of such listing, and the Company shall maintain the listing of its Common Stock on such exchange or market. In addition, if at any time the number of shares of Common Stock issuable on conversion of all then outstanding Shares, on account of accrued and unpaid dividends thereon is greater than the number of shares of Common Stock theretofore listed with the Nasdaq SmallCap Market (and any such other national securities exchange, market or trading facility), the Company shall promptly take such action (including the actions described in the preceding sentence) to file an additional shares listing application with the Nasdaq SmallCap Market (and any such other national securities exchange, market or trading facility) covering at least a number of shares equal to the sum of 200% of (A) the number of Underlying Shares as would then be issuable upon a conversion in full of the Shares and (B) the number of Underlying Shares as would be issuable as payment of dividends on the Shares.

         Section 4.10 Notice of Breaches. Each of the Company and the Purchasers shall give prompt written notice to the other of any breach by it of any representation, warranty or other agreement contained in any Transaction Document, as well as any events or occurrences arising after the date hereof, which would reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained in the Transaction Document to be incorrect or breached as of such Closing Date. However, no disclosure by either party pursuant to this Section shall be deemed to cure any breach of any representation, warranty or other agreement contained in any Transaction Document. Notwithstanding the generality of the foregoing, the Company shall promptly notify the Purchasers of any notice or claim (written or oral) that it receives from any lender of the Company to the effect that the consummation of the transactions contemplated by the Transaction Documents violates or would violate any written agreement or understanding between such lender and the Company, and the Company shall promptly furnish by facsimile to the Purchasers a copy of any written statement in support of or relating to such claim or notice.

         Section 4.11 Conversion procedures. Exhibit "C" sets forth all procedures, required information and instructions that are required to be followed in order to permit holders of Shares to smoothly and expeditiously exercise their rights to convert Shares and which are not specifically set forth in the Certificate of Designation, including the form of legal opinion, if necessary, that shall be rendered to the Company's transfer agent to effect the delivery of Underlying Shares in compliance with the terms hereof and of the Certificate of Designation. If the Company changes its transfer agent at any time prior to the conversion of all of the Shares held by the Purchasers, the Company shall deliver any transfer agent instructions contained in Exhibit "C" to such replacement transfer agent and cause such transfer agent to comply therewith.

         Section 4.12 Conversion and Exercise Obligations of the Company. The Company shall honor conversions of the Shares and shall deliver Underlying Shares upon such conversions and exercises in accordance with the respective terms and conditions and time periods set forth in the Certificate of Designation.

         Section 4.13 Use of Proceeds. The Company shall use the proceeds from the sale of the Shares to the Purchasers as follows: $2,650,000 for working capital to pay operating expenses and $100,000 for fees and expenses incurred on connection with the offering of the Shares.

         Section 4.14 Transfer of Intellectual Property Rights. Except in the ordinary course of the Company's business consistent with past practice or in connection with the sale of all or substantially all of the assets of the Company, the Company shall not transfer, sell or otherwise dispose of, any Intellectual Property Rights, or allow the Intellectual Property Rights to become subject to any Liens, or fail to renew such Intellectual Property Rights (if renewable and would otherwise expire).

         Section 4.15 Certain Conversion Restrictions. In no event (except (i) with respect to an automatic conversion of the Preferred Stock as provided in
Section 5(a)(ii) of the Certificate of Designation, (ii) if the Company is in default of any of its obligations hereunder or any of the Transaction Documents, as defined in Section 7 of the Certificate of Designation, or (iii) except as otherwise set forth in the Certificate of Designation) shall any Holder be entitled to convert any Preferred Stock to the extent that, after such conversion, the sum of (1) the number of shares of Common Stock beneficially owned by such Holder and its affiliates (other than the shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Preferred Stock), and (2) the number of shares of Common Stock issuable upon the conversion of the Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except as otherwise provided in clause (1) of the preceding sentence. To the extent that the limitation contained in this paragraph applies, the determination of whether shares of Preferred Stock are convertible (in relation to other securities owned by a Holder) and of which shares of Preferred Stock are convertible shall be in the sole discretion of the Holder, and the submission of shares of Preferred Stock for conversion shall be deemed to be the Holder's determination of whether such shares of Preferred Stock are convertible (in relation to other securities owned by the Holder) and of which portion of such shares of Preferred Stock are convertible, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Nothing contained in this paragraph shall be deemed to restrict the right of the Holder to convert shares of Preferred Stock at such time as such conversion will not violate the provisions of this paragraph. The provisions of this paragraph will not apply to any conversion pursuant to
Section 5 (a)(ii) of the Certificate of Designation, and may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 75 days prior notice to the Company (in which case, the Holder shall make such filings with the Commission, including under Rule 13D or 13G, as are required by applicable law), and the provisions of this Section shall continue to apply until such 75th day (or later, if stated in the notice of waiver). Other Holders shall be unaffected by any such waiver.

         Section 4.16 Mandatory Redemption. If, at any time the Company denies the right of a holder of Series F Preferred to effect a conversion of its shares of Series F Preferred into Common Stock or otherwise dishonors or rejects any Conversion Notice delivered in accordance with the terms of this Agreement or the Certificate of Designations, except in circumstances where (i) the Company has obtained an order from a court having jurisdiction over the holder, which order expressly allows the Company to deny conversion or dishonor or reject a conversion notice, and (ii) such holder has received notice of and an opportunity to oppose any motion of the Company seeking such order, then such holder shall have the right, by written notice to the Company, to require the Company to promptly redeem the holder's outstanding shares of Series F Preferred for cash at the Mandatory Redemption Amount. The Mandatory Redemption Amount will be payable to such holder in cash within five (5) business days from the date such holder gives the Company written notice that it is exercising its rights under this paragraph.

         Section 4.17 Restrictions. Subject to the completeness and accuracy of the Buyer's representations and warranties herein and provided that all of the qualifications and requirements of Regulation S under the Securities Act of 1933 ("Regulation S") are met, upon the conversion of any Series F Preferred by a person who is not a U.S. Person as defined in Regulation S (a "non-U.S. Person"), the Company shall, at its expense, take all necessary action (including the issuance of an opinion of counsel) to assure that the Company's transfer agent shall issue stock certificates without restrictive legend or stop orders, other than as required for compliance with applicable statutes and laws, including but not limited to securities laws, in the name of the Buyer (or its nominee (being a non-U.S. Person) or such non-U.S. Persons as may be designated by the Buyer) and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion, as applicable. The Company warrants that no instructions (other than these instructions or instructions to impose a "stop transfer" instruction with respect to the Series F Preferred until the end of the Restricted Period) have been or will be given to the transfer agent and that the Shares will not be subject to any transfer limitations other than those imposed by applicable securities laws.

                                   ARTICLE V.
                             CONDITIONS; TERMINATION

         Section 5.1  Conditions Precedent.

                  (a) Conditions Precedent to the Obligation of the Company to Sell the Shares. The obligation of the Company to sell the Shares hereunder to a Purchaser is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

                           (1)  Accuracy of the Purchasers' Representations and
Warranties. The representations and warranties of the Purchasers shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though made on and as of such date; and

                           (2)  Performance  by the  Purchasers.  The Purchasers
shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

                  (b) Conditions Precedent to the Obligation of the Purchasers to Purchase the Shares. The obligation of the Purchasers to acquire and pay for the Shares to be acquired by it hereunder is subject to the satisfaction or waiver by the Purchasers, at or before the Closing, of each of the following conditions:

                           (1)  Accuracy of the Company's Representations and
Warranties. The representations and warranties of the Company set forth herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

                           (2)  Performance  by the Company.  The Company  shall
have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing;

                           (3)  No Prohibitions. The purchase of and payment for
the Shares to be purchased by the Purchasers (and upon conversion thereof, the Underlying Shares) hereunder (i) shall not be prohibited or enjoined (temporarily or permanently) by any applicable law or governmental regulation and (ii) shall not subject the Purchasers to any penalty, or in its judgment, other onerous condition under or pursuant to any applicable law or governmental regulation that would materially reduce the benefits to the Purchasers of the purchase of the Shares or the Underlying Shares (provided, however, that such regulation, law or onerous condition was not in effect in such form at the date of this Agreement);

                           (4)  Adverse Changes.  No event or series of events
which, individually or in the aggregate, could have or result in a Material Adverse Effect shall have occurred between the date of execution hereof and the Closing;

                           (5)  No Suspensions of Trading in Common Stock.
Trading in the Common Stock shall not have been suspended from trading on the Nasdaq SmallCap Market or any subsequent exchange, market, or trading facility at any time between the date hereof and the Closing;

                           (6)      Listing of Common Stock.  The  Common  Stock
shall have at all times between the date hereof and the Closing Date been listed for trading on the Nasdaq SmallCap Market or the OTC Bulletin Board;

                           (7)      Reserved.

                           (8)  Required Approvals.  All Required Approvals
shall have been obtained; and

                           (9)  Certificate of  Designation.  The Certificate of

Designation shall have been duly filed with the Secretary of State of Delaware, and the Company shall have delivered a copy thereof to the Purchasers certified as filed by the office of the Secretary of State of Delaware.

         Section 5.2 Termination.

                  (a) Termination by Mutual Consent. This Agreement and the transactions contemplated hereby may be terminated at any time prior to Closing by the mutual consent of the Company and the Purchasers.

                  (b)  Termination  by  the  Company  or  the  Purchasers.  This
Agreement  and  the  transactions   contemplated  hereby  with  respect  to  the
Purchasers may be terminated prior to

Closing by either the Company or the Purchasers, by giving written notice of such termination to the other party, if:

                           (1) there shall be in effect any statute, rule, law or regulation that prohibits the consummation of the Closing or the transaction contemplated by the Transaction Documents or if the consummation of the Closing Documents would violate any non-appealable final judgment, order, decree, ruling or injunction of any court of or governmental authority having competent jurisdiction; or

                           (2) there shall have been an amendment to Regulation D promulgated under the Securities Act or an interpretive release promulgated or issued thereunder, which, in the judgment of the terminating party, could have or result in a Material Adverse Effect.

                  (c) Termination by the Company. This Agreement and the transactions contemplated hereby may be terminated prior to Closing as to the Purchasers by the Company, by giving written notice of such termination to the Purchasers, if the Purchasers have breached in any material respect any representation, warranty, covenant or agreement contained in any Transaction Document and such breach is not cured within five (5) Business Days following receipt by the Purchasers of notice of such breach.

                  (d) Termination by the Purchasers. This Agreement and the transactions contemplated hereby may be terminated as to the Purchasers prior to Closing by the Purchasers, by giving written notice of such termination to the Company, if:

                           (1) the Company has breached in any material respects any representation, warranty, covenant or agreement contained in any Transaction Document and such breach is not cured within one (1) Business Day following receipt by the Company of notice of such breach;

                           (2) there has occurred an event or series of events which, individually or in the aggregate, could have or result in a Material Adverse Effect which is not disclosed fully in the Disclosure Materials;

                           (3) trading in the Common Stock has been suspended or the Common Stock has failed to be listed for trading on the OTC Bulletin Board or on any subsequent exchange, market, or trading facility.


                                   ARTICLE VI.
                                  MISCELLANEOUS

         Section 6.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares pursuant hereto. The Purchasers shall be responsible for their own respective tax liability that may arise as a result of the investment hereunder or the transactions contemplated by this Agreement.

         Section 6.2 Entire Agreement; Amendments, Exhibits and Schedules. This Agreement, together with the Exhibits and Schedules hereto, and the Certificate of Designation contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters. The Exhibits and Schedules to this Agreement are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

         Section 6.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:00 p.m. (Salt Lake City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in the Purchase Agreement later than 5:00 p.m. (Salt Lake City time) on any date and earlier than 11:59 p.m. (Salt Lake City time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

         If to the Company:                 Fonix Corporation
                                            60 East South Temple Street
                                            Suite 1225
                                            Salt Lake City, Utah  84111
                                            Facsimile No.:  (801) 328-8778
                                            Attn: Roger D. Dudley, Executive
                                            Vice President

         With copies to:                    Durham Jones & Pinegar, P.C.
                                            Broadway Centre, Suite 900
                                            111 East Broadway
                                            Salt Lake City, Utah  84111
                                            Facsimile No.: (801) 415-3000
                                            Attn: Jeffrey M. Jones, Esq.

         If to Dominion, Sovereign,         Dominion Capital Fund, Ltd.
         Canadian Advantage,                Sovereign Partners, LP
         Dominion Investment, or            Canadian Advantage, LP
         Queen:                             Dominion Investment Fund, LLC
                                            Queen LLC
                                            c/o Thomson Kernaghan & Co.
                                            365 Bay Street
                                            Toronto, Canada
                                            Fax (416) 860-3610

                                            Attention: ______________

         With copies to:                    Krieger & Prager
                                            39 Broadway, Suite 1440
                                            New York, New York  10006
                                            Fax: (212) 363-2999
                                            Attn.  Samuel M. Krieger, Esq.

         If to Endeavour:                   Endeavour Capital Management
                                            14/14/ Divrei Chaim Street
                                            Jerusalem, Israel
                                            Fax: 011-972-2-582-4446
                                            Attn: Benny Stern

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

         Section 6.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchasers, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought, provided however that Section 6.7 and to the extent it affects such sections, this
Section 6.4 may not be waived or amended without the prior written consent of any party identified therein as a third party beneficiary. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         Section 6.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         Section 6.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns, including any Persons to whom the Purchasers transfer Shares. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

         Section 6.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and, other than with respect to permitted assignees under Section 6.6, is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

         Section 6.8 Governing Law; Venue. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof.
Additionally, any action arising out of the interpretation of or performance under this Agreement by either party shall be brought in a court of competent jurisdiction in the State of Delaware.

         Section 6.9 Survival. The representations, warranties, agreements and covenants contained in this Agreement shall survive the Closing and the and conversion of the Shares.

         Section 6.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement, and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

         Section 6.11 Publicity. The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other parties with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchasers without the prior written consent of the Purchasers, except to the extent required by law, in which case the Company shall provide the Purchasers with prior written notice of such public disclosure.

         Section 6.12 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         Section 6.13 Remedies. Each of the parties to this Agreement acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions of this Agreement in any action instituted in any court of the United States of America or any state thereof having jurisdiction over the parties to this Agreement and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

         Section 6.14 Rights in Bankruptcy. The holder of any shares of Series F Preferred shall be entitled to exercise its conversion privilege with respect to the Series F Preferred notwithstanding the commencement of any case under 11 U.S.C. section 101 et seq. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. section 362 in respect of the conversion of the Series F Preferred.

         Section 6.15 Information. The Company will authorize its transfer agent to give information relating to the Company directly to the Purchasers or the Purchasers' representatives upon the request of the Purchasers or any such representative, to the extent such information relates to (i) the status of shares of Common Stock issued or claimed to be issued to the Purchasers in connection with a Notice of Conversion, or (ii) the number of outstanding shares of Common Stock of all stockholders as of a current or other specified date. The Company will provide the Purchasers with a copy of the authorization so given to the transfer agent.

                            [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, the parties hereto have caused this Series F Convertible Preferred Stock Purchase Agreement to be duly executed as of the date first indicated above.

FONIX CORPORATION                       DOMINION CAPITAL FUND, LTD



By: /s/ Roger D. Dudley                 By: /s/ David Sims
   -----------------------------------     -------------------------------------
Name:  Roger D. Dudley                  Name: David Sims
     ---------------------------------       -----------------------------------
Title: VP & CFO                         Title: Director
      --------------------------------        ----------------------------------




                                        SOVEREIGN PARTNERS, LP



                                        By: /s/ [signature illegible]
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        CANADIAN ADVANTAGE, LP



                                        By: /s/ M. McKinnon
                                           -------------------------------------
                                        Name: M. McKinnon
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        DOMINION INVESTMENT FUND, LLC



                                        By: /s/ David Sims
                                           -------------------------------------
                                        Name: Navigator Management Ltd.
                                             -----------------------------------
                                        Title: Director
                                              ----------------------------------

                                        QUEEN LLC



                                        By: /s/ David Sims
                                           -------------------------------------
                                        Name: Navigator Management Ltd.
                                             -----------------------------------
                                        Title: Director
                                              ----------------------------------

                                        ENDEAVOUR CAPITAL FUND, S.A.





                                        By: /s/ S. Margulies
                                           -------------------------------------
                                        Name: S. Margulies
                                             -----------------------------------
                                        Title: Director
                                              ----------------------------------

                                 SCHEDULE 3.1(a)

                                  SUBSIDIARIES


1.   fonix/AcuVoice, Inc., a Utah corporation, wholly owned by the Company.

2. Papyrus Acquisition Corporation, a Utah corporation, wholly owned by the Company.

                                 SCHEDULE 3.1(c)

                                 CAPITALIZATION

The Company has an authorized capitalization consisting of 300,000,000 shares of Common Stock, par value $.0001 per share, and 5,000,000 shares of Preferred Stock, par value $.0001 per shares. As of the date hereof, the Company has issued and outstanding 139,102,720 shares of Common Stock. 3,325,000 shares of Common Stock are subject to issuance upon the conversion or exercise of presently issued and outstanding warrants and options of the Company. 16,698,233 shares of Common Stock are reserved for issuance under the Company's existing stock option plans. 166,667 shares of Series A Preferred Stock have been issued and 166,667 shares are outstanding, which shares are convertible into 166,667 shares of Common Stock. 310,000 shares of Series D 4% Convertible Preferred Stock are issued and outstanding, which are convertible into shares of Common Stock according to a formula that is determined, in part, by reference to the prevailing market price of the Series D Preferred Stock. Assuming that all of the issued and outstanding shares of Series D Preferred were to be converted as of February 1, 2000, the Company would issue a total of 25,871,936 shares of Common Stock, including shares issued as accrued dividends. Except as set forth above, as of the date of this Agreement, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Shares, securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or securities or rights convertible or exchangeable into shares of Common Stock, except as disclosed herein.

5% Beneficial Owners

The Company is aware of the following persons or groups who beneficially own more than 5% of the Company's issued and outstanding Common Stock:

         Stephen M. Studdert
         Thomas A. Murdock
         Roger D. Dudley
         Beesmark Investments, L.C.

                                   APPENDIX A



Investor                       Shares Originally                    Additional
                                    Received                           Shares

Sovereign Partners, LP                71,275                           1,328

Dominion Capital Fund, Ltd            64,543                          12,601

Canadian Advantage, L.P.              11,325                           1,352

Dominion Investment Fund LLC           5,357                               0

Queen LLC                            137,500                               0

Endeavour Capital Fund, S.A.               0                          10,755


TOTALS                               290,000     Total Additional     26,036
                                                    Shares